Exhibit 17(f)

GODFREY & KAHN, S.C.

ATTORNEYS AT LAW

One East Main Street

P.O. Box 2719

Madison, Wisconsin  53701-2179

Telephone:  (608) 257-3911; Fax:  (608) 257-0609

September 8, 2003

VIA EDGAR

Securities and Exchange Commission

450 Fifth Street, N.W.

Washington, D.C.  20549

RE:

Strong Equity Funds II, Inc.

Ladies and Gentlemen:

We represent Strong Equity Funds II, Inc. (the “Company”) in connection with its filing of Post-Effective Amendment No. 1 (the “Post-Effective Amendment”) to the Company’s Registration Statement (Registration No. 333-107626) on Form N-14 under the Securities Act of 1933, as amended (the “Securities Act”).  The Post-Effective Amendment is being filed pursuant to Rule 485(b) under the Securities Act.

We have reviewed the Post-Effective Amendment and, in accordance with Rule 485(b)(4) under the Securities Act, hereby represent that the Post-Effective Amendment does not contain disclosures which would render it ineligible to become effective pursuant to Rule 485(b).

We consent to the use of this letter in the Post-Effective Amendment.

Very truly yours,

GODFREY & KAHN, S.C.

/s/ Pamela M. Krill

Pamela M. Krill